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             S u t h e r l a n d,  A s b i l l  &  B r e n n a n
TEL: (404) 853-8000            999 PEACHTREE STREET, N.E.               ATLANTA
FAX: (404) 853-8806           ATLANTA, GEORGIA 30309-3996               AUSTIN
                                                                       NEW YORK
                                                                      WASHINGTON



                               October 19, 1995



Board of Directors
First Financial Management Corporation
Suite 1400, 5660 New Northside Drive
Atlanta, Georgia 30328

Gentlemen:

         We are acting as your counsel in connection with the registration of 56,635 shares of $.10 par value Common Stock (the "Common Stock") of First Financial Management Corporation, a Georgia corporation ("FFMC"). The Common Stock is being registered with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-8 in connection with FFMC's assumption of the Employee Benefit Plans, Inc. ("EBP") 1986 Stock Option Plan, EBP 1990 Stock Option Plan, EBP 1991 Long-Term Incentive Performance Plan and EBP 1993 Outside Directors Stock Option Plan (the "Plans") and the conversion of the options outstanding under the Plans to options exercisable for FFMC Common Stock.

         Based upon our review of the relevant documents and materials, it is our opinion that the Common Stock, when issued according to the terms of the Plans, as amended and assumed by FFMC, will be legally issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the caption "Item 5 - Interests of Named Experts and Counsel" in the above-described Registration Statement and to the filing of this opinion as an exhibit to such Registration Statement.

                                      Very truly yours,

                                      SUTHERLAND, ASBILL & BRENNAN



                                      By: /s/ Mark D. Wasserman
                                          -------------------------------------
                                          Mark D. Wasserman